UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

JUNE 21, 2016

MASCOTA RESOURCES CORP.

(Exact name of registrant as specified in its charter)

NEVADA	333-190265	36-4752858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29409 232ND Avenue, SE
Black Diamond,  WA  98010

(Address of principal executive offices, including zip code)

(206) 818-4799

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02     Unregistered Sales of Equity Securities.

On June 28, 2016, the Company agreed to issue 50,000 shares of its common stock and 50,000 shares of its preferred stock to Dale Rasmussen in exchange for Rasmussen's forgiveness of loans made to the Company totaling $16,436.  Mr. Rasmussen further agreed to forgive all accrued interest due on those loans.

On June 28, 2016, the Company also agreed to issue 2,740,750 shares of its common stock to Mark Rodenbeck in exchange for Rodenbeck's forgiveness of loans made to the Company totaling $54,815.  Mr. Rodenbeck also agreed to forgive all accrued interest due on those loans.

Item 5.01     Changes in Control of Registrant.

On June 21, 2016, 2,000,000 shares of common stock owned by the Company's majority shareholder, Maria Ponce, were canceled and returned to treasury.  As stated above, on June 28, 2016, the Company approved the issuance of 2,740,750 shares of its Common stock to Director and Secretary, Mark Rodenbeck.  As of the date of this report, Mr. Rodenbeck owns 70.44% of the Company's issued and outstanding shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASCOTA RESOURCES CORP.

Date:   July 7, 2016

By:	/s/ Mark Rodenbeck
Mark Rodenbeck, Secretary